UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2013

Global Arena Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49819	33-0931599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Madison Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 508-4700

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On November 29, 2013, the registrant entered into a promissory note and conversion agreement with Jia Hui New Climate Investment Ltd., an investment company registered and incorporated in Hong Kong and located at Room 1501 (484), 15/F, SPA Centre, 53-55 Lockhart Road, Wanchai, Hong Kong.

Under this agreement, the registrant issued a promissory note for $500,000 received from Jia Hui.  This note has a maturity date of November 2018, and the unpaid principal balance accrues interest at 12% per annum.  Under this note, Jia Hui has the right to convert any amount of the outstanding principle into the registrant’s common shares at a price of $0.25 per share, with delivery of the shares due as soon as practicable.  Should the registrant default upon this note, Jia Hui can then convert the remaining outstanding principle at a price of $0.025 per share.

On November 29, 2013, the registrant issued a warrant to Jia Hui to purchase 6,000,000 fully paid and non-assessable common shares at a purchase price of $0.25.  Jia Hui may exercise this warrant at any time through 5:00 pm Eastern time on November 29, 2018.

Item 2.03 – Creation of a Direct Financial Obligation

On November 29, 2013, the registrant entered into a promissory note and conversion agreement with Jia Hui New Climate Investment Ltd., as described above.

Item 3.02 – Unregistered Sales of Equity Securities

On November 29, 2013, the registrant entered into a promissory note and conversion agreement with Jia Hui New Climate Investment Ltd., as described above.  Upon full conversion, the registrant will issue 2,000,000 common shares at a price of $0.25 per share.  These shares are exempt from registration under Section 4(a)(2), as Jia Hui is a sophisticated investor, has access to the type of information normally provided in a prospectus, and has agreed not to resell or distribute the securities to the public.

On November 29, 2013, the registrant issued a warrant to Jia Hui to purchase 6,000,000 common shares of the registrant at a purchase price of $0.25, as described above.  These shares are exempt from registration under Section 4(a)(2), as Jia Hui is a sophisticated investor, has access to the type of information normally provided in a prospectus, and has agreed not to resell or distribute the securities to the public.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

  10.1 – Subordinated Promissory Note and Conversion Agreement between the registrant and Jia Hui New Climate Investment Ltd., entered into on November 29, 2013

  10.2 – Warrant to purchase common stock issued to Jia Hui New Climate Investment Ltd. by the registrant on November 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Arena Holding, Inc.

Dated: December 4, 2013

/s/Joshua Winkler

Joshua Winkler

Chief Executive Officer